Exhibit 99.8

MFB-SOF (over) PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES (2) TOTAL PAYMENT DUE PRICE PER SHARE X $10.00 = Minimum Number of Shares: 25 ($250). Maximum Number of Shares: Individual - 25,000 shares ($ 250,000), Group - 30,000 ($ 300,000). See Stock Order Form Instructions for more information regarding maximum number of shares. (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Mutual Federal Bank savings or certificate account(s) listed below. Funds for withdrawal must be in the listed account(s) when this form is received. IRAs and checking accounts may NOT be listed for withdrawal below. For Internal Use Only Account Number Amount(s) Total Withdrawal Amount ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (3) METHOD OF PAYMENT – CASH, CHECK OR MONEY ORDER Enclosed is cash, or a personal check, bank check or money order made payable to MFB Bancorp, Inc. in the amount of: Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Mutual Federal Bank line of credit checks may NOT be remitted as payment. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9: a. Depositors of Mutual Federal Bank with aggregate balances of at least $50 at the close of business on March 31, 2025. b. Depositors of Mutual Federal Bank with aggregate balances of at least $50 at the close of business on September 30, 2026. c. Depositors and certain borrowers of Mutual Federal Bank at the close of business on October 31, 2026. Community Offering. If (a), (b) and (c) above do not apply to the purchaser(s) listed in Section 9, check the first box below that applies to this order: d. You are a resident of Cook County in Illinois. e. Your were a public stockholder of Mutual Federal Bancorp, Inc. as of November 9, 2026. f. You are placing an order in the Community Offering but (d) and (e) above do not apply. ACCOUNT INFORMATION – SUBSCRIPTION OFFERING If you checked box (a), (b), or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: Name(s) on Account Account Number NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT Check if you are an MFB Bancorp, Inc. or Mutual Federal Bank: Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form) Name(s) listed in Section 9 on other Stock Order Forms Shares Name(s) listed in Section 9 on other Stock Order Forms Shares (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement and will be used for other communications related to this order. Please print clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others who are not also listed on your qualifying accounts. See Stock Order Form Instructions for further guidance. Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s) IRA Joint Tenants Corporation Partnership Trust – Under Agreement Dated___________ Other ___________ FOR IRA CUSTODIAN/BROKER USE ONLY: (SSN of Beneficial Owner) ________-_______ - ________ Name Reporting SSN/Tax ID No. Name SSN/Tax ID No. Street Phone # City State Zip County Email (10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, this form, properly completed, together with full payment, must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026, otherwise this form and all subscription rights will be void. (continued on reverse side) ¨ ORDER NOT VALID UNLESS SIGNED § ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable) Date ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026. Subscription rights will become void after the deadline. If you are interested in purchasing shares of MFB Bancorp, Inc. common stock, complete this Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated to the left for this purpose; (2) in-person delivery to Mutual Federal Bank’s office located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026. Faxes or copies of this form may not be accepted. For Internal Use Only DATE ________ BATCH #________ ORDER #________ PRIORITY #________ STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Performance Trust Capital Partners Stock Information Center 500 W. Madison Street, Suite 450 Chicago, Illinois 60661 (312) 521-1600 Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.ce Form | Sequence: 1 CHKSUM Content: 73269 Layout: 43144 Graphics: 39025 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 201 C, PANTONE 300 C, PANTONE 7546 C GRAPHICS: MFB_Bancorp_PMS_Logonew.eps

MFB-SOF See Front of Stock Order Form ¨ (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization other than Mutual Federal Bank or MFB Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is an officer, partner or 10% or greater beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity; and (3) any relative of the person who either resides with the person or who is a director or officer of Mutual Federal Bank or MFB Bancorp, Inc. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement; or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address at any of the Subscription Offering eligibility dates will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by MFB Bancorp, Inc., this Stock Order Form may not be modified or canceled without MFB Bancorp, Inc. consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 30,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated [EFFECTIVE_DATE]. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY MUTUAL FEDERAL BANK, MFB BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the FDIC. I further certify that, before subscribing for shares of the common stock of MFB Bancorp, Inc., I received the Prospectus dated [EFFECTIVE_DATE]. The Prospectus discloses the nature, terms and conditions of the security being offered for sale and, in the “Risk Factors” section beginning on page 16, the risks involved in the investment. Risks include, but are not limited to the following: RISK FACTORS TO BE INSERTED FROM S-1/PROSPECTUS WHEN FINALIZED By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2 Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:14 | 26-24212-1.ce Form | Sequence: 2 CHKSUM Content: 46716 Layout: 18872 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

MFB-SOI (over) MFB BANCORP, INC. STOCK INFORMATION CENTER: (312) 521-1600 STOCK ORDER FORM INSTRUCTIONS — SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly, is 25 ,000 shares ($250 ,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 30 ,000 shares ($300 ,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering — Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Cash, Check or Money Order. Payment may be made by including with this form cash or a personal check, bank check or money order made payable directly to MFB Bancorp, Inc. Checks and money orders will be deposited upon receipt. The funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.25 % per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash by mail, a Mutual Federal Bank line of credit check, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a withdrawal from your Mutual Federal Bank savings or certificate account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Mutual Federal Bank certificate of deposit (CD) account. Note that you may not list accounts with check-writing privileges; rather, submit a check. You may not designate withdrawal from a Mutual Federal Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at Mutual Federal Bank or elsewhere, please contact the Stock Information Center as soon as possible — but ideally no later than two weeks before the December 22, 2026 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on multiple factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the first box that applies to the purchaser(s) listed in Section 9 of this Stock Order Form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked box (a), (b), or (c), list all Mutual Federal Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), include qualifying loan accounts here as well. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e), and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription Offering and any Community Offering. Section (6) – Management. Check the box if you are a Mutual Federal Bank or MFB Bancorp, Inc. director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limitations are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly print the name(s) in which you want the shares registered and the mailing address for all correspondence related to your . Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of others for joint stock registration unless they are also named on your qualifying accounts. A Social Security Number or Tax ID Number must be provided. The first number listed will be used for tax reporting purposes. Listing a phone number and email address is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”) or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.cg Inst | Sequence: 1 CHKSUM Content: 76176 Layout: 34357 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

MFB-SOI MFB BANCORP, INC. STOCK INFORMATION CENTER: (312) 521-1600 STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. The stock transfer industry has developed uniform stockholder registration guidelines for the registration of stock ownership. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Designating Beneficiaries. Multiple beneficiaries may not be named on stock registrations. However, you may specify a single person as a Transfer on Death (“TOD”) recipient. To designate such a person, include the person’s full name preceded by TOD, for example, “TOD John A Smith”. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible account holder at Mutual Federal Bank at the close of business on one of the dates identified in Section 5 of the Stock Order Form. Buying Stock Jointly – To qualify in the Subscription Offering, all persons named in Section 9 of the Stock Order Form must have been eligible account holders at Mutual Federal Bank at the close of business on the same date identified in Section 5 of the Stock Order Form. Joint Tenants (with rights of survivorship) – May be specified to identify two or more owners where, upon the death of any co-tenant ownership is intended to pass automatically to the surviving tenant(s). Tenants in Common – May be specified to identify two or more owners where, upon the death of any co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible account holder at Mutual Federal Bank at the close of business on one of the dates identified in Section 5 of the Stock Order Form. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Illinois Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-IL(list only the minor’s social security number). Buying Stock for a Corporation or Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible account holder at Mutual Federal Bank at the close of business on one of the dates identified in Section 5 of the Stock Order Form. List only the corporation or partnership name and Tax ID Number. Do not lilst the names of officers, partners, or others. Buying Stock in a Trust or Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible account holder at Mutual Federal Bank at the close of business on one of the dates identified in Section 5 of the Stock Order Form. Buying Stock in an Individual Retirement Account (for broker use only) – Registration should reflect the brokerage firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the brokerage firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes (generally not the Social Security Number of the beneficial owner). To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this Stock Order Form must have been an eligible account holder at Mutual Federal Bank at the close of business on one of the dates identified in Section 5 of the Stock Order Form. Provide the Social Security Number of the beneficial owner of the IRA where indicated. Section (10) — Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment you are agreeing to on the back side of the Form. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. For joint ownership orders, generally, only the tax-responsible owner’s signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. If you are interested in ordering shares of MFB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to Mutual Federal Bank’s office located at 2212 West Cermak Road, Chicago, Illinois; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Central Time, on December 22, 2026. We are not required to accept Stock Order Forms that are not received by the deadline, are found to be deficient or improperly completed, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY should be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at (312) 521-1600 from 9:00 a.m. to 5:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. Toppan Merrill - MFB Bancorp_ Inc. S-1 Marketing Materials ED | 105912 | 22-Oct-26 12:15 | 26-24212-1.da Inst | Sequence: 1 CHKSUM Content: 84927 Layout: 20806 Graphics: 0 CLEAN JOB: 26-24212-1 CYCLE#;BL#: 9; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none